CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 39 to Registration Statement No. 2-69877 on Form N-1A of our reports dated May 26, 2011, relating to the financial statements and financial highlights of BIF Tax-Exempt Fund and Master Tax-Exempt LLC (“the Funds”), appearing in the Annual Report on Form N-CSR of the Funds for the year ended March 31, 2011, and of our report dated May 25, 2011, relating to the financial statements and financial highlights of BIF Arizona Municipal Money Fund, BIF California Municipal Money Fund, BIF Connecticut Municipal Money Fund, BIF Florida Municipal Money Fund, BIF Massachusetts Municipal Money Fund, BIF Michigan Municipal Money Fund, BIF New Jersey Municipal Money Fund, BIF New York Municipal Money Fund, BIF North Carolina Municipal Money Fund, BIF Ohio Municipal Money Fund and BIF Pennsylvania Municipal Money Fund, comprising BIF Multi-State Municipal Series Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended March 31, 2011. We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche

Princeton, New Jersey

July 27, 2011